UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2005

VIA NET.WORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

H. Walaardt Sacrestraat 401-403, 1117 BM Schiphol, Amsterdam, The Netherlands

(Address of principal executive offices)

Registrant’s telephone number, including area code +31 20 502 0000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 11, 2005, VIA NET.WORKS, Inc., (the “Company”) received a letter from the Nasdaq Listing Qualifications Hearings Panel (the “Nasdaq Panel”) indicating that the Nasdaq Panel had determined to delist the Company’s securities from The Nasdaq SmallCap Market, effective Monday, August 15, 2005, for failure to comply with the $1.00 minimum bid price requirement for continued listing under Nasdaq’s Marketplace Rule 4310(c)(4).

This decision follows a July 21, 2005 hearing on the appeal of the Company regarding the June 13, 2005 Nasdaq Staff Determination that the Company was subject to delisting.  The Company does not intend to appeal the determination of the Nasdaq Panel.

VIA continues to actively seek a new buyer, and has had substantive discussions with several interested parties.  In light of the Company’s liquidity problems, the Company is seeking to enter into a new arrangement for the sale of the business within the next few weeks.  In the absence of a new transaction that would include an advance of funds to cover operating costs, VIA will not have funds required to continue its operations.  VIA cannot predict what price or terms, if any, could be obtained from a new buyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA NET.WORKS, INC.
(Registrant)

/s/ Matt S. Nydell
Matt S. Nydell Senior Vice President, General Counsel & Secretary

August 15, 2005